UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 27, 2004

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas, New York, New York	10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-2121

Not applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On a July 27, 2004 conference call with financial analysts and investors to discuss its second quarter 2004 earnings release, Verizon Communications Inc. provided additional information pertaining to its outlook for the remainder of 2004. Verizon’s consolidated revenue growth was 5% for the first half of the year and Verizon indicated that it anticipates that revenue growth of approximately 4% for the second half of the year. Verizon also said that it anticipated that earnings per share (diluted, before special items) in the second half of the year will be slightly better than the $1.22 for the first half of the year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc. (Registrant)

Date:	July 27, 2004	/s/ David H. Benson
David H. Benson Senior Vice President and Controller